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                                                                  Exhibit 23.05


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Grupo Portatel, S.A. de C.V.:

We consent to the incorporation by reference in the proxy statement of the Associated Group, Inc. and the registration statement on Form S-4 of AT&T Corp. of our report dated February 22, 1999, with respect to the consolidated balance sheets of Grupo Portatel, S.A. de C.V. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998 (not presented separately herein), which report appears in the Form 10-K of the Associated Group, Inc. dated March 31, 1999 and to the reference to our firm under the heading "Experts" in the proxy statement and prospectus.

KPMG Cardenas Dosal, S.C.



/s/ Felipe Lopez Villegas
-------------------------
Felipe Lopez Villegas

Merida, Yucatan, Mexico
October 28, 1999